                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Courier Corporation on Form S-8 (File No. 333-03201), of our report dated November 9, 1995 on our audit of the consolidated statements of income, cash flows and changes in stockholders' equity of Courier Corporation, and the financial statement schedule, included in the Company's Annual Report on Form 10-K for the year ended September 30, 1995.


                                      COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 12, 1997